Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 2 to File No. 811-22946) of Guggenheim Strategy Funds Trust of our report dated November 25, 2014 on the financial statements and financial highlights of each of the series of Guggenheim Strategy Funds Trust included in the September 30, 2014 Annual Report to shareholders.

/s/ Ernst & Young LLP

McLean, Virginia
January 27, 2015